UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2008
Date of Report (Date of earliest event reported)

NEXTGEN BIOSCIENCE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51935	Not Applicable
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

46 Aldgate High Street, London, United Kingdom	EC3N 1AL,
(Address of principal executive offices)	(Zip Code)

+ 44 (0) 20 7031 1189
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5	CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers, Compensatory Arrangements with Certain Officers

Our board of directors has, by written consent board resolutions, appointed Graham May as the Chief Operating Officer of the Company effective January 9, 2008.

Mr. May has over 28 years of experience as a qualified lawyer, and he is conversant with all areas of law. His international experience includes seven years practising as an attorney-at-law in the Cayman Islands in the areas of banking, insurance, trusts and mutual funds. Since 1989, Mr. May has acted as a lawyer and manager in the U.K. financial services industry, first with currency fund managers, Gaiacorp U.K., and then as Managing Director of that group’s London subsidiary, renamed Titan Capital Management, where he was instrumental in developing its worldwide investment management business. Having coordinated the sale of Titan in 2002 – 2003, he set up Mottram Partners, a legal, accounting and compliance subsidiary of a public listed company. Following the break-up of that company, Mr. May jointly established Millers Associates to continue the business of advising public and private companies in all aspects of accounting and corporate/company secretarial procedures. He is also currently a practicing consultant solicitor with City-based Paul Roberts Solicitors. Mr. May obtained his law degree from Cambridge University in 1977.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTGEN BIOSCIENCE INC.

Date: January 14th, 2008	By:	/s/ Konstantinos Kardiasmenos
Konstantinos Kardiasmenos
President and Chief Executive Officer